Exhibit 10.35

THE NEIMAN MARCUS GROUP, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

ISSUED PURSUANT TO 1997 INCENTIVE PLAN

AGREEMENT made as of this          day of                      ,             , by and between THE NEIMAN MARCUS GROUP, INC., a corporation duly organized under the laws of the State of Delaware (the “Corporation”), and Name, an employee of the Corporation or of one or more of its subsidiaries (the “Optionee”).

WITNESSETH THAT:

WHEREAS, the Corporation has adopted for the benefit of key employees The Neiman Marcus Group, Inc. 1997 Incentive Plan on January 17, 1997 (the “Plan”) and approved by its stockholders on that date;

WHEREAS, in accordance with the terms of the Plan, two or more disinterested members of the Board of Directors of the Corporation (the “Board”) have been designated as a committee (the “Committee”) to administer the Plan in accordance with the terms and provisions thereof; and

WHEREAS, the Committee has selected the Optionee to participate in the Plan by the grant of a stock option which it is understood and agreed will not qualify as an incentive stock option under the provisions of Section 422 of the Internal Revenue Code of 1986;

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, it is agreed as follows:

1.  GRANT OF OPTION.  The Corporation hereby grants to the Optionee a non-qualified stock option (the “Option”) to purchase up to Amount shares of its Class A Common Stock at $          per share, being equal to 100% of the fair market value of such stock on the date hereof, determined in accordance with the provisions of said Plan.  The Optionee’s right to purchase said stock shall be exercised in the manner and subject to the terms and conditions hereinafter provided.  The Corporation shall, at all times while the Option is in force, reserve such number of shares of Class A Common Stock as will be sufficient to satisfy the requirements of this Agreement.

2.  TIME OF EXERCISE OF THE OPTION.  During the first year the Option is outstanding it may not be exercised with respect to any of the shares covered thereby; during the second year it may be exercised as to not more than 20% of the total number of shares covered thereby, less the number of shares previously purchased thereunder;

during the third year it may be exercised as to not more than 40% of the total number of shares covered thereby, less the number of shares previously purchased thereunder; during the fourth year it may be exercised as to not more than 60% of the total number of shares covered thereby, less the number of shares previously purchased thereunder; during the fifth year it may be exercised as to not more than 80% of the total number of shares covered thereby, less the number of shares previously purchased thereunder; and during the sixth year and thereafter the Option may be exercised as to all or any of the shares covered thereby, less the number of shares previously purchased thereunder, but it shall not be exercisable after the expiration of 10 years and one day from the date hereof.

3.  METHOD OF EXERCISE.  Stock purchased under the Option shall at the time of exercise be paid for in full.  The Option may be exercised from time to time by written notice to the Corporation stating the number of shares with respect to which the Option is being exercised, and the time of the delivery thereof, which time shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon.  At the time specified in such notice, the Corporation shall, without transfer or issue tax to the Optionee (or other person entitled to exercise the Option), deliver to the Optionee (or other person entitled to exercise the Option) at the main office of the Corporation, or such other place as shall be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its common stock, as the Corporation may elect, against payment of the Option price in full for the number of shares to be delivered by certified or bank cashier’s check or the equivalent thereof acceptable to the Corporation (including, but not limited to, shares of capital stock of the Corporation); provided, however, that the time of such delivery may be postponed by the Corporation for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange.  If the Optionee (or other person entitled to exercise the Option) fails to accept delivery of and pay for all or any part of the number of shares specified in such notice upon tender of delivery thereof, his or her right to exercise the Option with respect to such undelivered shares may be terminated by the Committee.

4.  TERMINATION OF EMPLOYMENT; RETIREMENT.  (a) Subject to the last paragraph of this Section 4(a), the Optionee or the Optionee’s Permitted Transferee (as defined in Section 11) or Transferees, if any, may, at any time within three months after the date of termination of the Optionee’s employment with the Corporation and its subsidiaries for any reason, but not later than the date of expiration of the Option, exercise the Option to the extent the Optionee was entitled to do so on the date of termination; provided that the Optionee shall not be deemed to be so entitled on the date of termination, if the Committee shall find that the Optionee’s employment was terminated because of any activity on the Optionee’s part in competition with, or detrimental to, the Corporation or its subsidiaries, or that the Optionee terminated such employment of the Optionee’s own volition in order to engage, or because the Optionee had engaged, in any such activity.  If the Option or any portion of the Option is not so exercised, or if the Optionee shall be deemed not to be entitled to exercise it, the Option or unexercised portion thereof shall terminate.  However, the Option shall not be affected by any change in the duties or position of the Optionee (including transfer to or from a subsidiary) so long as the Optionee continues in the employ of the Corporation or one of its subsidiaries.

Notwithstanding the foregoing provisions of this Section 4(a), in the event of the death or Eligible Retirement, as defined in Section 4(b), of an Optionee, this Option may be exercised beyond three months after the date of termination of employment.  The time of exercising this Option in the case of an Eligible Retirement is described in Section 4(b), and the time of exercising this Option in the event of the death of an Optionee is described in Section 5.

(b)  The Optionee or the Optionee’s Permitted Transferee or Transferees, if any, may, at any time within twelve months after the date of the Optionee’s Eligible Retirement from the Corporation or its subsidiaries, but not later than the date of expiration of the Option, exercise the Option to the extent the Optionee was entitled to do so on the date of Eligible Retirement; provided that the Optionee or the Permitted Transferee or Transferees, if any, shall not be deemed to be so entitled on the date of Eligible Retirement, if the Committee shall find that the Optionee retired in order to engage, or because the Optionee had engaged, in any activity in competition with, or detrimental to, the Corporation or its subsidiaries.  If the Option or any portion of the Option is not so exercised, or if the Optionee or the Permitted Transferee or Transferees, if any, shall be deemed not to be entitled to exercise it, the Option or unexercised portion thereof shall terminate.  As used herein, “Eligible Retirement” shall mean that (i) the Optionee is eligible for a retirement benefit under the terms of a retirement plan of the Corporation or its subsidiaries applicable to the Optionee in effect at the time of such retirement and (ii) the Optionee is not less than age 55 and has not less than twenty (20) years of vesting or credited service under the terms of such retirement plan.

(c)  Nothing in the Plan or in this Agreement shall confer on the Optionee any right to continue in the employ of the Corporation or its subsidiaries; affect the right of the Corporation or its subsidiaries to terminate his or her employment at any time; or be deemed a waiver or modification of any provision contained in any agreement between the Optionee and the Corporation or any such subsidiary.  A cessation of the Optionee’s employment by reason of a leave of absence of not more than six months approved by the Company shall not be deemed a termination of employment.

5.  EXERCISE BY REPRESENTATIVE, ETC.  If the Optionee dies while in the employ of the Corporation or its subsidiaries or within three months after termination of employment other than termination as the result of Eligible Retirement (as defined in Section 4(b)), the person or persons to whom the Option is transferred by will or the laws of descent and distribution, or the Permitted Transferee or Transferees, if any, (the “Representative”), may at any time within one year after the date of death but not later than the date of expiration of the Option, exercise the entire Option.  If the Optionee dies within twelve months after termination of employment as the result of an Eligible Retirement, the Representative may, at any time during the period ending on the later of

(i) one year after the date of Eligible Retirement or (ii) three months from the date of death, but not later than the date of expiration of the Option, exercise the entire Option.  If the Option or any portion of the Option of the deceased Optionee is not so exercised, it shall terminate.

6.  RESTRICTIONS ON TRANSFERABILITY OF OPTION.  The Option may not be transferred except to one or more Permitted Transferees, or except by will or the laws of descent and distribution, nor may it be otherwise assigned, transferred, pledged, hypothecated or disposed of in any way (by operation of law or otherwise) and it shall not be subject to execution, attachment or similar process.  The Option may be exercised only by the Optionee, by a Permitted Transferee, or by the Optionee’s or Permitted Transferee’s duly appointed guardian or personal representative.  The Optionee may transfer all or part of the Option to one or more Permitted Transferees at any time prior to the exercise of the Option in full.  Upon any such transfer, a Permitted Transferee shall succeed, to the extent of the Option or part of the Option so transferred and the shares covered thereby, to all of the Optionee’s rights hereunder, subject to the restrictions and performance of the obligations set forth herein.  A Permitted Transferee to whom is transferred all or a portion of the Option may transfer such portion (or any part thereof) to another person or entity who or which is a Permitted Transferee with respect to the Optionee.

The Corporation shall be entitled to treat the Option as belonging to the Optionee unless the Optionee or a Permitted Transferee, as the case may be, shall inform the Secretary of the Corporation, in writing, of the identity of any Permitted Transferee or Transferees, and the Secretary is of the opinion that all required legal matters necessitated in connection therewith have been satisfied.

7.  CHANGES IN COMMON STOCK.  In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination of shares or other change affecting the Corporation’s common stock, the Committee shall make such adjustments as it may deem appropriate in the number and kind of securities to be subject to the Option.  Any such adjustment made by the Committee shall be conclusive.  The Plan shall not affect the right of the Corporation or any of its subsidiaries to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, or liquidate, wind up or otherwise reorganize.

8.   RESTRICTION ON ISSUANCE OF SHARES.  The Corporation shall not be obligated to sell or issue any shares pursuant to the Option unless the shares with respect to which the Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended.

9.   RIGHTS AS A STOCKHOLDER.  The Optionee or any Permitted Transferee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of issuance of a stock certificate to the Optionee for such shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

10. WITHHOLDING.  The Corporation or any subsidiary that employs the Optionee shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the exercise of the Option.  If the Option or any portion thereof is transferred to a Permitted Transferee, the tax withholding obligations with respect to such Option or portion thereof shall remain with the Optionee.  In the alternative, the Optionee or other person exercising the Option may elect to pay such sums to the employer corporation either by check or with capital stock of the Corporation by delivering written notice of that election to the Secretary of the employer corporation (or the Corporation) no less than 30 days nor more than 60 days prior to exercise.  There is no obligation hereunder that the Optionee be advised of the amount which the employer corporation or the Corporation will be required to withhold.

11. INTERPRETATION OF PLAN AND OPTION.  This Agreement is being entered into pursuant to the Plan and shall be governed in all respects by the terms and provisions thereof.  As used herein the term “employee” shall mean an employee of the Corporation or of any subsidiary of the Corporation, including officers or members of the Board of Directors of the Corporation, and the term “subsidiary of the Corporation” shall mean a subsidiary corporation as defined in Section 424 of the Internal Revenue Code of 1986.  As used herein the term “Permitted Transferee” shall mean the child (natural or adopted) or grandchild (natural or adopted) of the Optionee, a trust or custodian for the benefit of any such child or grandchild, or any other legal entity created for the benefit of the children or grandchildren of the Optionee, which the Committee determines, in its sole discretion, is an appropriate holder of the Option consistent with the purposes and objectives of the Plan.  In the event of a Permitted Transferee’s death prior to the expiration of the Option, the person or persons to whom the Option is transferred by will of the Permitted Transferee or the laws of descent and distribution shall have all of the rights transferred to such Permitted Transferee hereunder, subject to the restrictions and performance of the obligations set forth herein.  In all respects, questions of interpretation and application of the Plan and of this Agreement shall be determined by a majority of the Committee, as it may from time to time be constituted, and the determinations of such majority shall be final and binding upon all persons.

12.                SUBMISSION TO JURISDICTION.  The Corporation and Optionee hereby agree that all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby will be resolved exclusively by a court of competent jurisdiction sitting in Dallas County, Texas.  Optionee irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have (i) to the laying of the venue of any such proceedings brought in such a court, and (ii) any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

EXECUTED at Dallas, Texas, as of the date appearing in the first paragraph of this Agreement.

THE NEIMAN MARCUS GROUP, INC.

By
Nelson A. Bangs
Senior Vice President &
General Counsel

Name, Optionee